UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2020

TRINITY CAPITAL INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56139	35-2670395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3075 West Ray Road Suite 525 Chandler, Arizona	85226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 374-5350

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective December 22, 2020, the Board of Directors (the “Board”) of Trinity Capital Inc. (the “Company”) increased the size of the Board to six directors from five directors and elected Michael E. Zacharia as a director of the Company to fill the newly created directorship. Mr. Zacharia was elected to serve as a Class 1 director for a term expiring at the 2021 annual meeting of stockholders of the Company and until his successor is duly elected and qualified. He was also appointed to serve on the nominating and corporate governance committee and the compensation committee of the Board. The Board and its nominating and corporate governance committee determined that Mr. Zacharia is not an “interested person” (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended) of the Company.

Mr. Zacharia, age 68, is an executive coach and consultant to Fortune 150 companies, privately-held companies, non-profit organizations, and higher education institutions and serves on the Advisory Board for the Center for Advanced Coaching. He also teaches Cross-Cultural Negotiations and Dispute Resolution as an Adjunct Professor of Law at the Straus Institute for Dispute Resolution at the Pepperdine University School of Law and was the Co-Director of the Pacis Project on Faith Based Diplomacy, a joint venture between Pepperdine University and the International Center for Religion and Diplomacy in Washington, D.C. Previously, Mr. Zacharia served on the board of directors of Martha Stewart Living Omnimedia, Inc., a diversified media and merchandising company, served as the Executive Vice President for Business Development, the General Counsel and the Secretary of DFS Group Limited, a travel retail company, and was a partner at the law firm of Wiley Rein LLP. He also previously served as the Assistant Secretary of Commerce for Export Administration, the Deputy Assistant Secretary of State for International Trade Controls, and Special Counsel to the Undersecretary for International Trade in the Commerce Department.

Mr. Zacharia will be entitled to receive compensation for his service on the Board consistent with the Company’s director compensation program for non-employee directors, including potential awards of restricted stock pursuant to the Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan when such plan becomes effective, as described under the heading “Director Compensation” in the Company’s definitive proxy statement for its 2020 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the “SEC”) on October 8, 2020. In addition, in connection with his election as a director, Mr. Zacharia entered into the Company’s standard indemnification agreement, the form of which was previously filed with the SEC on January 16, 2020 as Exhibit 10.12 to the Company’s initial Registration Statement on Form 10 (File No. 000-56139).

There are no arrangements or understandings between Mr. Zacharia and any other persons pursuant to which Mr. Zacharia was elected as a director of the Company. There are no transactions involving Mr. Zacharia requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trinity Capital Inc.

December 28, 2020	By:	/s/ Steven L. Brown
Name: Steven L. Brown
Title: Chief Executive Officer